Exhibit 99.1

Reynolds American Inc.

P.O. Box 2990

Winston-Salem, NC 27102-2990

Contact:	Investor Relations: Morris Moore (336) 741-3116	Media: Jane Seccombe (336) 741-5068	RAI 2012-19

RAI delivers solid 3Q12 results,

reaffirms full-year guidance

WINSTON-SALEM, N.C. – Oct. 23, 2012

Third Quarter and Nine Months 2012 – At a Glance

•	Adjusted EPS: Third quarter at $0.79, up 6.8 percent from prior-year quarter; nine months at $2.21, up 5.7 percent

•	Excludes charges of $0.04 per share for mark-to-market adjustments for postretirement plans and $0.01 per share for other tobacco-related litigation, and other special items*

•	Reported EPS: Third quarter at $0.74, up 10.4 percent; nine months at $1.98, up 5.3 percent

•	RAI reaffirms 2012 guidance: Adjusted EPS range of $2.91 to $3.01

•	Excludes charges for mark-to-market adjustments for postretirement plans, Engle progeny and other tobacco-related litigation, and restructuring

•	RAI selected again to the Dow Jones Sustainability North America Index

*	Special items are detailed in Schedule 2 and include 2012 charges for restructuring and Engle progeny lawsuits, and charges for 2011 implementation costs, Scott lawsuit and Engle progeny lawsuits, and tax items.

All references in this release to “reported” numbers refer to GAAP measurements; all “adjusted” numbers are non-GAAP, as defined in schedules 2 and 3 of this release, which reconcile reported to adjusted results.

Reynolds American Inc. (NYSE: RAI) today announced third-quarter 2012 adjusted EPS of $0.79, up 6.8 percent from the prior-year quarter as higher cigarette and moist-snuff pricing, and gains in moist-snuff volume more than offset cigarette volume declines and higher promotional spending. Adjusted results exclude a charge of $0.04 per share related to the mark-to-market adjustments for postretirement plans, and a charge of $0.01 per share for other tobacco-related litigation. Third-quarter reported EPS was $0.74, up 10.4 percent.

For the first nine months of 2012, adjusted EPS was $2.21, up 5.7 percent, while reported EPS was $1.98, up 5.3 percent. Nine-month adjusted results exclude the above-referenced items, as well as 2012 restructuring and Engle progeny lawsuits charges. Adjusted results also exclude 2011 charges for implementation costs, the Scott lawsuit and Engle progeny lawsuits, and tax items.

RAI reaffirmed adjusted EPS guidance for 2012 in the range of $2.91 to $3.01, up 3.6 percent to 7.1 percent. Adjusted EPS excludes the above-referenced items.

3Q and First Nine Months 2012 Financial Results – Highlights (unaudited) (all dollars in millions, except per-share amounts; for reconciliations, including GAAP to non-GAAP, see schedules 2 and 3)
	For the Three Months Ended Sept. 30			For the Nine Months Ended Sept. 30
	2012	2011	% Change	2012	2011	% Change
Net sales	$2,117	$2,200	(3.8)%	$6,226	$6,458	(3.6)%

Operating income
Reported (GAAP)	$719	$680	5.7%	$1,939	$1,883	3.0%
Adjusted (Non-GAAP)	764	751	1.7%	2,144	2,108	1.7%

Net income
Reported (GAAP)	$420	$394	6.6%	$1,133	$1,102	2.8%
Adjusted (Non-GAAP)	448	438	2.3%	1,261	1,227	2.8%

Net income per diluted share
Reported (GAAP)	$0.74	$0.67	10.4%	$1.98	$1.88	5.3%
Adjusted (Non-GAAP)	0.79	0.74	6.8%	2.21	2.09	5.7%

MANAGEMENT’S PERSPECTIVE

Overview

“RAI increased both earnings and margin in the third quarter as its operating companies continued to make good progress in a weak economy and a highly competitive environment,” said Daniel M. Delen, president and chief executive officer. “RJR Tobacco, American Snuff and Santa Fe remained focused on building the equity of their key brands, while investing in innovations for sustainable growth in an evolving marketplace.”

Delen said that RAI’s earnings and margin growth reflected the fundamental strength and momentum of its operating companies’ key brands, as well as their focus on productivity improvements.

Based on RAI’s solid performance for the first nine months of 2012, the company reaffirmed projections for full-year adjusted earnings growth in the mid- to high-single digits.

Delen said that RAI and its operating companies also continue to strengthen their corporate sustainability initiatives, and these efforts gained further independent recognition during the quarter. For the fifth consecutive year, RAI was awarded membership to the Dow Jones Sustainability North America Index, which is viewed by the investment community as an important benchmark.

“While our companies are finding additional opportunities for enhancing performance of their key brands, work also continues on the development of exciting new product innovations across the tobacco and nicotine categories,” Delen said.

“I’m pleased to report that RAI’s Niconovum subsidiary has entered its first U.S. lead market with its Zonnic nicotine replacement therapy product, while another subsidiary, R.J. Reynolds Vapor Company, has introduced its first e-cigarette, Vuse, in limited distribution,” Delen said. “As part of our strategy to transform the tobacco industry over the long term, RAI’s operating companies are meeting the changing preferences of adult tobacco consumers.”

Learn more about RAI’s commitment to transforming tobacco at www.transformingtobacco.com.

RJR Tobacco

RJR Tobacco’s third-quarter adjusted operating income was $606 million, down 3.9 percent from the prior-year quarter, as cigarette volume declines and higher promotional spending more than offset higher pricing and productivity gains. Adjusted results exclude a charge of $36 million related to the mark-to-market adjustments for postretirement plans, and a charge of $5 million for other tobacco-related litigation.

The company’s third-quarter adjusted operating margin sustained its momentum, increasing 0.7 percentage points, to 34.2 percent.

For the first nine months of 2012, RJR Tobacco’s adjusted operating income was $1.73 billion, down 1.4 percent from the prior-year period. Nine-month adjusted results exclude the above charges, as well as charges of $11 million for Engle progeny lawsuits and $138 million for restructuring.

The company’s nine-month adjusted operating margin increased 1.4 percentage points from the prior-year period, to 33.0 percent, as the company continues to focus on balancing profitability and share.

Aggressive competitive promotional activity again affected RJR Tobacco’s shipment volume and cigarette market share. Third-quarter shipments declined 6.9 percent from the prior-year quarter, mainly driven by losses on the company’s non-focus value brands. Shipments were also impacted by one less shipping day in the quarter. Industry volume declined 2.7 percent in the quarter. RJR Tobacco’s total third-quarter cigarette market share was 26.4 percent, down 1.0 percentage points from the prior-year quarter.

RJR Tobacco’s growth brands, Camel and Pall Mall, had a combined third-quarter market share of 17.2 percent in the third quarter, in line with the prior-year quarter. However, both brands delivered sequential share growth from the second quarter of this year.

Camel’s third-quarter market share remained stable at 8.5 percent despite the weak economy’s pressure on premium-priced products as well as heavy competitive promotions. The brand continued to build equity through enthusiastic consumer interaction with Camel’s website, while further improving the brand’s demographics.

Camel’s premium menthol cigarette styles continue to support the brand’s performance. These styles increased their third-quarter market share by 0.4 percentage points from the prior-year quarter, to 3.0 percent.

“The use of R.J. Reynolds’ innovative capsule technology with these styles offers relevant product differentiation and strong appeal for consumers,” Delen said.

Camel SNUS, which now holds about 80 percent of the growing U.S. snus category, is also performing extremely well, with its latest style, Camel SNUS Mint, enhancing the brand’s strong growth.

RJR Tobacco continues to focus on balancing Pall Mall’s profitability and share, while also building the brand’s equity for sustainable growth over the long term.

Despite being negatively affected by significant competition from other value brands and value-priced line extensions of competitive premium brands, Pall Mall’s third-quarter market share was 8.7 percent, up 0.1 percentage points from the prior-year quarter.

With the menthol category now representing more than 30 percent of total industry volume, and as adult tobacco consumer preferences change, Pall Mall is expanding its menthol portfolio with two additional styles. Pall Mall Black, a full-flavor tobacco blend, and Pall Mall White, a smoother tobacco blend, will be available along with Pall Mall Green, the existing Pall Mall menthol offering.

“Pall Mall is underrepresented in the menthol category, so this expansion offers a good opportunity for growth,” Delen said. “R.J. Reynolds believes Pall Mall is the right product at the right time, as the weak economy continues to affect spending by adult tobacco consumers, and as strong rates of trial and conversion show that value-conscious consumers are sticking with the brand.”

American Snuff

American Snuff’s third-quarter adjusted operating income increased 11.4 percent from the prior-year quarter, to $100 million, as the company’s flagship Grizzly brand continued to expand its position in the moist-snuff market. Adjusted results exclude a charge of $2 million in mark-to-market adjustments for postretirement plans.

The company’s third-quarter adjusted operating margin increased 2.4 percentage points from the prior-year quarter, to 57.4 percent.

“American Snuff sustained its strong momentum and again delivered excellent results in the third quarter,” Delen said.

For the first nine months of 2012, American Snuff’s adjusted operating income was up 8.4 percent from the prior-year period, at $279 million.

The company’s nine-month adjusted operating margin was up 2.2 percentage points from the prior-year period, at 55.4 percent. Adjusted results exclude the above-referenced charge.

American Snuff’s third-quarter moist-snuff volume increased 6.6 percent from the prior-year quarter, while the industry continued to grow at about 5 percent.

The company’s third-quarter moist-snuff market share increased 0.9 percentage points from the prior-year quarter, to 32.2 percent.

American Snuff’s Grizzly brand further improved both volume and share in the third quarter. Grizzly increased shipment volume by 7.8 percent and market share by 1.2 percentage points, to 28.8 percent.

Grizzly, the nation’s best-selling moist-snuff brand, is benefiting from activities to build the brand’s equity, such as the powerful “Tellin’ it like it is” promotional campaign.

Grizzly continues to focus on strengthening its offerings in the Natural style, with new packaging that conveys the premium quality and value of the brand’s five Premium Natural styles. Grizzly is underrepresented in this style, so this enhancement to the brand offers growth potential.

Santa Fe

Santa Fe increased third-quarter operating income by 35.3 percent from the prior-year quarter, to $63 million, driven by strong performance in the company’s Natural American Spirit super-premium brand.

The company’s third-quarter operating margin rose 7.4 percentage points from the prior-year quarter, to 50.5 percent.

For the first nine months of 2012, Santa Fe’s operating income increased 23.1 percent from the prior-year period, to $172 million. That brought the company’s nine-month operating margin to 48.6 percent, up 3.6 percentage points.

Natural American Spirit increased third-quarter market share by 0.2 percentage points from the prior-year quarter, to 1.2 percent, on the strength of 13.9 percent volume growth.

“Santa Fe is doing an outstanding job on every level, all the more remarkable in a market where many other premium-priced products are being impacted by the weak economy,” Delen said. “Natural American Spirit’s success is driven by its unique heritage and highly differentiated product offerings.”

FINANCIAL UPDATE

Reynolds American’s third-quarter adjusted EPS was $0.79, up 6.8 percent from the prior-year quarter on higher pricing, productivity improvements, and the impact of the share repurchase program. Adjusted results exclude a charge of $0.04 per share related to mark-to-market adjustments for postretirement plans, as well as a charge of $0.01 per share for other tobacco-related litigation.

On a reported basis, third-quarter EPS was $0.74, up 10.4 percent from the prior-year quarter.

The company’s third-quarter adjusted operating margin increased 2.0 percentage points to 36.1 percent.

For the first nine months of 2012, adjusted EPS was $2.21, up 5.7 percent from the prior-year period. Adjusted results exclude the above-referenced charges, as well as charges of $0.02 per share for Engle progeny lawsuits and $0.16 per share related to the restructuring. Nine-month reported EPS was $1.98, up 5.3 percent.

In accordance with the $2.5 billion share repurchase program that RAI started late last year, the company repurchased 6.5 million shares for $300 million in the third quarter, bringing total repurchases under the plan to 25.7 million shares for $1.1 billion.

Thomas R. Adams, RAI’s chief financial officer, said that RAI contributed $50 million to the pension plans in the third quarter, and noted that the company’s pension plans remain well funded at about 90 percent. RAI ended the quarter with $1.2 billion in cash balances after repaying $100 million of the company’s term loan.

“Reynolds American continues to demonstrate its deep commitment to returning value to shareholders,” Adams said. “I’m pleased to say that the achievements reported by RAI and its operating companies over the first nine months of 2012 keep us on track to meet our adjusted EPS growth projections of $2.91 to $3.01 for the full year, excluding the charges for mark-to-market adjustments, Engle and other tobacco-related litigation, and the restructuring.”

CONFERENCE CALL WEBCAST TODAY

Reynolds American will webcast a conference call to discuss third-quarter 2012 results at 9:00 a.m. Eastern Time on Tuesday, Oct. 23, 2012. The call will be available live online on a listen-only basis. To register for the call, please go to http://www.reynoldsamerican.com/events.cfm. A replay of the call will be available on the site. Investors, analysts and members of the news media can also listen to the live call by phone, by dialing (877) 390-5533 (toll free) or (678) 894-3969 (international). Remarks made during the conference call will be current at the time of the call and will not be updated to reflect subsequent material developments. Although news media representatives will not be permitted to ask questions during the call, they are welcome to monitor the remarks on a listen-only basis. Following the call, media representatives may direct inquiries to Jane Seccombe at (336) 741-5068.

WEB DISCLOSURE

RAI’s website, www.reynoldsamerican.com, is the primary source of publicly disclosed news about RAI and its operating companies. We use the website as our primary means of distributing quarterly earnings and other company news. We encourage investors and others to register at www.reynoldsamerican.com to receive alerts when news about the company has been posted.

RISK FACTORS

Statements included in this news release that are not historical in nature are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements regarding future events or the future performance or results of RAI and its subsidiaries inherently are subject to a variety of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.

These risks and uncertainties include:

•	the substantial and increasing taxation and regulation of tobacco products, including the regulation of tobacco products by the U.S. Food and Drug Administration (FDA);

•	the possibility that the FDA will issue a regulation prohibiting menthol as a flavor in cigarettes or prohibit mint or wintergreen as a flavor in smokeless tobacco products;

•

decreased sales resulting from the future issuance of “corrective communications” required by the order in the United States v. Phillip Morris USA, Inc. case on five subjects, including smoking and health, and addiction;

•

various legal actions, proceedings and claims relating to the sale, distribution, manufacture, development, advertising, marketing and claimed health effects of tobacco products that are pending or may be instituted against RAI or its subsidiaries;

•	the potential difficulty of obtaining bonds as a result of litigation outcomes and the challenges to the Florida bond statute applicable to the Engle v. R.J. Reynolds Tobacco Co. progeny cases;

•	the possibility of being required to pay various adverse judgments in the Engle progeny and/or other litigation;

•

the substantial payment obligations with respect to cigarette sales, and the substantial limitations on the advertising and marketing of cigarettes (and of R.J. Reynolds’ smoke-free tobacco products) under the State Settlement Agreements;

•	the continuing decline in volume in the U.S. cigarette industry and RAI’s dependence on the U.S. cigarette industry;

•	concentration of a material amount of sales with a single customer or distributor;

•	competition from other manufacturers, including industry consolidations or any new entrants in the marketplace;

•	increased promotional activities by competitors, including manufacturers of deep-discount cigarette brands;

•	the success or failure of new product innovations and acquisitions;

•	the responsiveness of both the trade and consumers to new products, marketing strategies and promotional programs;

•	the ability to achieve efficiencies in the businesses of RAI’s operating companies without negatively affecting financial or operating results;

•	the reliance on a limited number of suppliers for certain raw materials;

•	the cost of tobacco leaf, and other raw materials and other commodities used in products;

•	the effect of market conditions on interest-rate risk, foreign currency exchange-rate risk and the return on corporate cash;

•	changes in the financial position or strength of lenders participating in RAI’s credit facility;

•	the impairment of goodwill and other intangible assets, including trademarks;

•

the effect of market conditions on the performance of pension assets or any adverse effects of any new legislation or regulations changing pension expense accounting or required pension funding levels;

•	the substantial amount of RAI debt;

•	the credit ratings of RAI;

•	any restrictive covenants imposed under RAI’s debt agreements;

•	the possibility of natural or man-made disasters or other disruptions that may adversely affect manufacturing or other operations and other facilities;

•	the significant ownership interest of Brown & Williamson Holdings, Inc. (B&W), RAI’s largest shareholder, in RAI and the rights of B&W under the governance agreement between the companies;

•	the expiration of the standstill provisions of the governance agreement on July 30, 2014;

•	a termination of the governance agreement or certain provisions of it in accordance with its terms, including the limitations on B&W’s representation on RAI’s board and its board committees;

•	RAI’s shareholder rights plan (which, generally, will expire on July 30, 2014) not applying to British American Tobacco p.l.c. except in limited circumstances;

•	the scheduled expiration of contract manufacturing agreements with affiliates of BAT in 2014; and

•	the expiration of the non-competition agreement between RAI and BAT in 2014.

Due to these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this news release. Except as provided by federal securities laws, RAI is not required to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

ABOUT US

Reynolds American Inc. (NYSE: RAI) is the parent company of R.J. Reynolds Tobacco Company; American Snuff Company, LLC; Santa Fe Natural Tobacco Company, Inc.; and Niconovum AB.

•

R.J. Reynolds Tobacco Company is the second-largest U.S. tobacco company. The company’s brands include many of the best-selling cigarettes in the U.S.: Camel, Pall Mall, Winston, Kool, Doral and Salem.

•	American Snuff Company, LLC is the nation’s second-largest manufacturer of smokeless tobacco products. Its leading brands are Grizzly and Kodiak.

•	Santa Fe Natural Tobacco Company, Inc. manufactures Natural American Spirit cigarettes and other additive-free tobacco products.

•	Niconovum AB markets innovative nicotine replacement therapy products in Sweden under the Zonnic brand name.

Copies of RAI’s news releases, annual reports, SEC filings and other financial materials, including risk factors containing forward-looking information, are available at www.reynoldsamerican.com. To learn more about how Reynolds American and its operating companies are transforming the tobacco industry, visit http://TransformingTobacco.com.

(financial and volume schedules follow)

Schedule 1

REYNOLDS AMERICAN INC.

Condensed Consolidated Statements of Income—GAAP

(Dollars in Millions, Except Per Share Amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011 (1)	2012	2011 (1)
Net sales, external	$2,020	$2,063	$5,965	$6,078
Net sales, related party	97	137	261	380

Net sales	2,117	2,200	6,226	6,458
Cost of products sold	1,082	1,125	3,188	3,353
Selling, general and administrative expenses	311	389	934	1,204
Amortization expense	5	6	16	18
Restructuring charge	—	—	149	—

Operating income	719	680	1,939	1,883
Interest and debt expense	56	55	170	165
Interest income	(1)	(3)	(5)	(9)
Other expense, net	1	2	6	2

Income from continuing operations before income taxes	663	626	1,768	1,725
Provision for income taxes	243	232	635	623

Net income	$420	$394	$1,133	$1,102

Basic net income per share	$0.75	$0.68	$1.99	$1.89

Diluted net income per share	$0.74	$0.67	$1.98	$1.88

Basic weighted average shares, in thousands	562,387	582,912	568,663	582,939

Diluted weighted average shares, in thousands	564,395	586,082	570,955	585,868

Segment data:
Net sales:
R.J. Reynolds (2)	$1,772	$1,887	$5,236	$5,547
American Snuff	174	163	504	483
Santa Fe	125	109	354	311
All Other	46	41	132	117

	$2,117	$2,200	$6,226	$6,458

Operating income (loss):
R.J. Reynolds (2)	$565	$563	$1,536	$1,533
American Snuff	98	89	277	255
Santa Fe	63	47	172	139
All Other	(1)	1	11	17
Corporate	(6)	(20)	(57)	(61)

	$719	$680	$1,939	$1,883

Supplemental information:
Excise tax expense	$993	$1,050	$2,944	$3,116
Master Settlement Agreement and other state settlement expense	$599	$628	$1,779	$1,850
Federal tobacco buyout expense	$53	$55	$164	$173
FDA fees	$30	$28	$91	$88

(1)	Prior year amounts have been adjusted to reflect the change in method of recognizing actuarial gains and losses for pension and postretirement benefits.
(2)	Includes results of super premium brands, DUNHILL and STATE EXPRESS 555, transferred January 1, 2012, into R.J. Reynolds from Santa Fe.

Schedule 2

REYNOLDS AMERICAN INC.

Reconciliation of GAAP to Adjusted Results

(Dollars in Millions)

(Unaudited)

RAI management uses "adjusted" (non-GAAP) measurements to set performance goals and to measure the performance of the overall company, and believes that investors' understanding of the underlying performance of the company's continuing operations is enhanced through the disclosure of these metrics. "Adjusted" (non-GAAP) results are not, and should not be viewed as, substitutes for "reported" (GAAP) results.

	Three Months Ended September 30,
	2012			2011
	Operating	Net	Diluted	Operating	Net	Diluted
	Income	Income	EPS	Income	Income	EPS
GAAP results	$719	$420	$0.74	$680	$394	$0.67
The GAAP results include the following:
Mark-to-market pension/postretirement adjustments	40	25	0.04	—	—	—
Other tobacco-related litigation charges	5	3	0.01	—	—	—
Engle progeny cases	—	—	—	63	39	0.06
Implementation costs included in cost of products sold and selling, general and administrative expenses	—	—	—	8	5	0.01

Total adjustments	45	28	0.05	71	44	0.07

Adjusted results	$764	$448	$0.79	$751	$438	$0.74

	Nine Months Ended September 30,
	2012			2011
	Operating	Net	Diluted	Operating	Net	Diluted
	Income	Income	EPS	Income	Income	EPS
GAAP results	$1,939	$1,133	$1.98	$1,883	$1,102	$1.88
The GAAP results include the following:
Restructuring charge	149	93	0.16	—	—	—
Mark-to-market pension/postretirement adjustments	40	25	0.04	—	—	—
Engle progeny cases	11	7	0.02	63	39	0.06
Other tobacco-related litigation charges	5	3	0.01	—	—	—
Implementation costs included in cost of products sold and selling, general and administrative expenses	—	—	—	23	14	0.02
Scott lawsuit	—	—	—	139	88	0.15
Tax items	—	—	—	—	(16)	(0.02)

Total adjustments	205	128	0.23	225	125	0.21

Adjusted results	$2,144	$1,261	$2.21	$2,108	$1,227	$2.09

Condensed Consolidated Balance Sheets

(Dollars in Millions)

(Unaudited)

	Sept. 30, 2012	Dec. 31, 2011
Assets
Cash and cash equivalents	$1,243	$1,956
Other current assets	2,276	2,351
Trademarks and other intangible assets, net	2,588	2,602
Goodwill	8,011	8,010
Other noncurrent assets	1,276	1,335

	$15,394	$16,254

Liabilities and shareholders’ equity
Tobacco settlement accruals	$2,282	$2,530
Other current liabilities	2,471	1,746
Long-term debt (less current maturities)	2,502	3,206
Deferred income taxes, net	678	511
Long-term retirement benefits (less current portion)	1,504	1,759
Other noncurrent liabilities	226	251
Shareholders’ equity	5,731	6,251

	$15,394	$16,254

Schedule 3

REYNOLDS AMERICAN INC.

Reconciliation of GAAP to Adjusted Operating Income by Segment

The R.J. Reynolds segment consists of the primary operations of R.J. Reynolds Tobacco Company, the second-largest tobacco company in the United States and which also manages a contract manufacturing business.

The American Snuff segment consists of the primary operations of American Snuff Company, LLC, the second-largest smokeless tobacco products manufacturer in the United States, and Lane, Limited until its sale on February 28, 2011.

The Santa Fe segment consists of the primary operations of Santa Fe Natural Tobacco Company, Inc., which manufactures Natural American Spirit cigarettes and other additive-free tobacco products.

Management uses "adjusted" (non-GAAP) measurements to set performance goals and to measure the performance of the company, and believes that investors' understanding of the underlying performance of the company's continuing operations is enhanced through the disclosure of these metrics.

	Three Months Ended September 30,
	2012			2011
	R.J. Reynolds	American Snuff	Santa Fe	R.J. Reynolds	American Snuff	Santa Fe
GAAP operating income	$565	$98	$63	$563	$89	$47
The GAAP results include the following:
Mark-to-market pension/postretirement adjustments (1)	36	2	—	—	—	—
Other tobacco-related litigation charges	5	—	—	—	—	—
Engle progeny cases	—	—	—	63	—	—
Implementation costs included in cost of products sold and selling, general and administrative expenses (2)	—	—	—	5	1	—

Total adjustments	41	2	—	68	1	—

Adjusted operating income	$606	$100	$63	$631	$90	$47

	Nine Months Ended September 30,
	2012			2011
	R.J. Reynolds	American Snuff	Santa Fe	R.J. Reynolds	American Snuff	Santa Fe
GAAP operating income	$1,536	$277	$172	$1,533	$255	$139
The GAAP results include the following:
Restructuring charge (3)	138	—	—	—	—	—
Mark-to-market pension/postretirement adjustments (1)	36	2	—	—	—	—
Engle progeny cases	11	—	—	63	—	—
Other tobacco-related litigation charges	5	—	—	—	—	—
Implementation costs included in cost of products sold and selling, general and administrative expenses (2)	—	—	—	16	3	1
Scott lawsuit	—	—	—	139	—	—

Total adjustments	190	2	—	218	3	1

Adjusted operating income	$1,726	$279	$172	$1,751	$258	$140

(1)	For the three and nine months ended September 30, 2012, RAI and its operating companies recorded aggregate mark-to-market adjustments of $40 million, including $2 million in corporate costs.
(2)	For the three and nine months ended September 30, 2011, RAI and its operating companies recorded aggregate implementation costs of $8 million and $23 million, respectively, including $2 million and $3 million, respectively, in corporate costs.
(3)	For the nine months ended September 30, 2012, RAI and its operating companies recorded aggregate restructuring charges of $149 million, including $11 million in corporate costs.

Schedule 4

R.J. REYNOLDS CIGARETTE VOLUMES AND RETAIL SHARE OF MARKET

VOLUME (in billions):

	Three Months Ended				Nine Months Ended
	Sept 30,		Change		Sept 30,		Change
	2012	2011	Units	%	2012	2011	Units	%
Camel	5.3	5.7	(0.5)	-8.0%	15.9	16.4	(0.5)	-2.9%
Pall Mall	5.7	5.7	0.1	1.0%	16.2	16.6	(0.4)	-2.5%

Total growth brands	11.0	11.4	(0.4)	-3.5%	32.1	33.0	(0.9)	-2.7%

Other	6.4	7.3	(0.9)	-12.3%	19.7	22.4	(2.7)	-12.1%

Total R.J. Reynolds domestic	17.4	18.7	(1.3)	-6.9%	51.8	55.4	(3.6)	-6.5%

Total premium	10.0	10.7	(0.8)	-7.3%	30.1	31.5	(1.4)	-4.6%
Total value	7.5	8.0	(0.5)	-6.5%	21.7	23.9	(2.2)	-9.0%
Premium/total mix	57.2%	57.4%	-0.2%		58.0%	56.9%	1.2%

Industry	72.3	74.4	(2.0)	-2.7%	215.3	221.4	(6.1)	-2.7%
Premium	50.5	51.5	(1.0)	-2.0%	152.2	155.8	(3.6)	-2.3%
Value	21.9	22.8	(1.0)	-4.3%	63.1	65.6	(2.4)	-3.7%
Premium/total mix	69.8%	69.3%	0.5%		70.7%	70.4%	0.3%

RETAIL SHARE OF MARKET:

	Three Months Ended Sept 30,			Nine Months Ended Sept 30,
	2012	2011	Change	2012	2011	Change
Camel	8.5%	8.6%	(0.0)	8.4%	8.4%	0.0
Pall Mall	8.7%	8.6%	0.1	8.5%	8.5%	(0.0)

Total growth brands	17.2%	17.1%	0.0	16.9%	16.9%	(0.0)

Other	9.3%	10.3%	(1.1)	9.6%	10.8%	(1.2)

Total R.J. Reynolds domestic	26.4%	27.4%	(1.0)	26.5%	27.7%	(1.2)

Amounts are rounded on an individual basis and, accordingly, may not sum in the aggregate.

Industry volume data based on information from Management Science Associates, Inc.

Retail shares of market are as reported by Information Resources Inc./Capstone.

Schedule 5

AMERICAN SNUFF MOIST-SNUFF VOLUMES AND RETAIL SHARE OF MARKET

VOLUME (in millions of cans):

	Three Months Ended				Nine Months Ended
	Sept 30,		Change		Sept 30,		Change
	2012	2011	Units	%	2012	2011	Units	%
Grizzly	97.0	90.0	7.0	7.8%	289.0	263.1	25.9	9.8%
Other	12.0	12.2	(0.2)	-1.9%	35.7	36.6	(0.9)	-2.5%

Total moist snuff cans	108.9	102.2	6.8	6.6%	324.7	299.8	25.0	8.3%

RETAIL SHARE OF MARKET:

	Three Months Ended Sept 30,			Nine Months Ended Sept 30,
	2012	2011	Change	2012	2011	Change
Grizzly	28.8%	27.6%	1.2	28.9%	27.1%	1.8
Other	3.4%	3.7%	(0.3)	3.4%	3.7%	(0.3)

Total retail share of market	32.2%	31.3%	0.9	32.3%	30.8%	1.5

SANTA FE VOLUMES AND RETAIL SHARE OF MARKET

VOLUME (in billions):

	Three Months Ended				Nine Months Ended
	Sept 30,		Change		Sept 30,		Change
	2012	2011	Units	%	2012	2011	Units	%
Natural American Spirit	0.8	0.7	0.1	13.9%	2.3	2.1	0.2	8.3%

RETAIL SHARE OF MARKET:

	Three Months Ended Sept 30,			Nine Months Ended Sept 30,
	2012	2011	Change	2012	2011	Change
Natural American Spirit	1.2%	1.0%	0.2	1.1%	0.9%	0.2

Amounts are rounded on an individual basis and, accordingly, may not sum in the aggregate.

Retail shares of market are as reported by Information Resources Inc./Capstone.